EXHIBIT 99.1

Mountain West Business Solutions Acquires Sunshine Biopharma

Littleton, CO (date) – Mountain West Business Solutions, Inc. (OTCBB:MWBN) today announced that it has acquired Sunshine Biopharma, Inc., a Colorado Corporation. The acquisition was in exchange for the issuance of 21,962,000 shares of common stock and 850,000 shares of Series “A” Convertible Preferred stock. Each preferred share can be converted into 20 shares of common stock. Very shortly the company plans to change its trading symbol to reflect this acquisition and the company’s new direction.

The company also announced Dr. Steve N. Slilaty has been named Chairman, President and CEO; Michele di Turi, Chief Operating Officer and Director and Camille Sebaaly, Chief Financial Officer, Secretary and Director. They replace former management who resigned upon the completion of the acquisition.

Sunshine Biopharma, Inc. is a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer. The company’s wholly-owned subsidiary, Montreal-based Sunshine Etopo, Inc., has as its lead compound, Difluoro-Etoposide™, a multi-purpose anti-tumor compound that is expected to enter Phase I clinical trials in Canada in 2010. The company has licensed this technology on an exclusive basis from Advanomics Corporation, a privately held Canadian company.

Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

For further information, contact:

Martin E. Janis & Company, Inc.

312-943-1100

Beverly Jedynak, President, ext. 112, bjedynak@janispr.com

Laura Grock, Vice President, ext. 113, lgrock@janispr.com